UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

No. 4018, Jintian Road, Anlian Plaza

12 F Suite B02, Futian District

Shenzhen, PRC 518026

(Address of principal executive offices) (Zip Code)

011-86-451-8666-6601

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On July 9, 2008, American Oriental Bioengineering, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with several “qualified institutional buyers,” (the “Investors”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”), pursuant to which the Company agreed to sell in a private placement pursuant to Section 4(2) of the Act (the “Private Placement”), $115,000,000 principal amount of 5% Convertible Senior Notes due 2015 (the “Notes”) at a purchase price of $1,000 per Note. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Oppenheimer & Co. Inc., CRT Capital Group LLC and Collins Stewart LLC acted as placement agents on a “best efforts” basis in connection with the Private Placement. A copy of the form of SPA is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indenture

The Notes are governed by an Indenture, dated as of July 15, 2008 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, and will bear interest at a rate of 5% per year payable in cash semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2009. The Notes will mature on July 15, 2015, unless earlier repurchased or converted. The Notes are convertible into shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), if any, at an initial conversion rate of 107.6195 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $9.29 per share), subject to adjustment. The initial conversion rate may be adjusted on January 15, 2009 if the volume-weighted average price of the Common Stock for each of the 30 consecutive trading days ending on January 15, 2009, is less than $8.08 per share. Holders of the Notes who convert the Notes in connection with a fundamental change (as defined in the Indenture), will be entitled to a make-whole premium in the form of an increase in the conversion rate applicable to the Notes. Additionally in the event of a fundamental change, holders of the Notes may require the Company to purchase all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date (as defined in the Indenture).

On July 15, 2013, holders of the Notes have the right to require the Company to purchase for cash all or a portion of the Notes at a purchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The descriptions of the Notes contained in this Form 8-K are qualified in their entirety by reference to the Indenture.

Registration Rights Agreement

The Company also entered into a Registration Rights Agreement, dated as of July 15, 2008 (the “Registration Agreement”) with the Investors. Under the Registration Agreement, the Company has agreed to file a shelf registration statement with the SEC covering resales by holders of the Notes and the Common Stock issuable upon conversion of the Notes if the restrictive legend has not been removed and the Notes are not freely tradable as of the 366th day after July 15, 2008. The Company has agreed to use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as possible after filing, but in no event later than 60 days after filing. The Company will be required to pay additional interest if (1) the registration statement has not been filed with the SEC by the 366th day after the original issuance of the Notes and the restrictive legend has not been removed and the Notes are not freely tradable, (2) the registration statement has not become effective within 60 days after filing, (3) the registration statement shall cease to be effective or fail to be usable, without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC that cures such failure or (4) the prospectus has been suspended for longer than permitted under the Registration Agreement. The Company’s obligation to maintain an effective registration statement will be suspended upon the earlier of (1) the sale pursuant to the registration statement of all of the Notes and all of the shares of Common Stock issuable upon conversion of the Notes and (2) the date the Notes can be sold to the public in accordance with Rule 144, where no conditions of Rule 144 are then applicable (other than holding period requirements) and the securities do not bear any restrictive legends relating to the Act.

A copy of this Registration Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Prepaid Forward Share Repurchase Contract

On July 15, 2008, in connection with the offering of the Notes, the Company entered into a prepaid forward share repurchase contract (the “Prepaid Forward Contract”), with Merrill Lynch International, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the lead Placement Agent (the “Counterparty”). Pursuant to the Prepaid Forward Contract, the Company paid approximately $30 million to the Counterparty to fund the purchase of 3.7 million shares of the Company’s Common Stock for settlement at or about maturity of the Notes, subject to the right of the Counterparty to settle earlier.

The purchase of the Company’s shares of Common Stock from the Counterparty is a separate transaction, entered into by the Company and the Counterparty, and is not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the shares of Common Stock the Company purchases under the Prepaid Forward Contract.

A form of the confirmations relating to the purchase of the shares of Common Stock is attached hereto as Exhibit 10. 2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The foregoing terms and conditions of the Notes and Indenture described in Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, the Company issued $115,000,000 principal amount of Notes to the Investors on July 15, 2008 in a private placement exempt from registration requirements of the Act.

The Company offered and sold the Notes to the Investors in reliance upon the exemption from registration provided by Section 4(2) of the Act. The Company relied on this exemption based in part on representations made by the Investors.

The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered on sold in the United States absent registration or an applicable exemption from the registration requirements.

The Notes are convertible into shares of Common Stock at an initial conversion price of $9.29 per share, which shall be subject to adjustment.

The Notes are convertible, at the option of the holder, at any time prior to the close of business on the second business day preceding July 15, 2015, the maturity date of the Notes, based on an initial conversion rate of 107.6195 shares per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $9.29 per share. The conversion rate is subject to adjustment. The Notes will be direct, unsecured, unsubordinated obligations of the Company and will rank equal in right of payment to all of the Company’s existing and future unsecured and unsubordinated indebtedness. Merrill Lynch & Co., Oppenheimer & Co. Inc., CRT Capital Group LLC and Collins Stewart LLC acted as placement agents for the Private Placement.

The net proceeds from the Private Placement were approximately $110.0 million after deducting the placement agents’ fees and estimated offering expenses payable by the Company. The Company used approximately $30.0 million of the net proceeds from the Private Placement to purchase shares of its Common Stock pursuant to the Prepaid Forward Contract with the Counterparty. The Company intends to use the remaining net proceeds for working capital and general corporate purposes, as well as for potential acquisitions.

The Private Placement was made to the Investors pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The foregoing descriptions of the SPA, the Indenture, the Registration Agreement and the Prepaid Forward Contract are merely summaries, and are not intended to be complete. Each of those documents are filed as exhibits to this Form 8-K, and the full text of each such exhibit is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of July 15, 2008, by and between Wells Fargo Bank, National Association, as Trustee and the Company

4.2	Registration Rights Agreement, dated as of July 15, 2008, by and among the Investors and the Company

10.1	Securities Purchase Agreement dated July 9, 2008

10.2	Form of Prepaid Forward Share Repurchase Contract Confirmation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.

By:	/s/ Tony Liu
Name:	Tony Liu
Title:	Chief Executive Officer and Chairman of the Board of Directors

Dated: July 15, 2008

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of July 15, 2008, by and between Wells Fargo Bank, National Association, as Trustee and the Company

4.2	Registration Rights Agreement, dated as of July 15, 2008, by and among the Investors and the Company

10.1	Securities Purchase Agreement, dated July 9, 2008

10.2	Form of Prepaid Forward Share Repurchase Contract Confirmation